EXH10-26

                            SHARE PURCHASE AGREEMENT

         THIS AGREEMENT made as of this 13th day of April, 1995 between MIDDLE EAST SPECIALIZED CABLES CO. ("the Purchaser") and FIBERCORE, INCORPORATED ("the Company") a Nevada Corporation.

         WHEREAS  the  Purchaser  with  others  entered  into  a  Joint  Venture
Agreement Term Sheet dated March 14th, 1995 (the "JV Term Sheet") for the formation of Middle East Fiber Cables Co. ("MEFC") in the Kingdom of Saudi Arabia to engage in the manufacture and sale of fiber optic cable products and to sell and distribute such products throughout the Middle East, Africa and Turkey; and

         WHEREAS pursuant to the JV Term Sheet MEF is required to confirm the purchase of shares of the Company's common stock (the "Shares") and the Purchaser and MEF desire that the Purchaser acquire such Shares pursuant to the terms and conditions of this agreement;

         NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained the parties agree as follows:

1.       Offer.

1.1 The Purchaser hereby agrees to subscribe for and purchase 200,000 shares of the Company at the purchase price of $5.00 per share in two blocks of 100,000 shares subject to the conditions hereinafter set forth;

1.2 Upon execution and delivery of this agreement by both parties the Purchaser will pay to the Company the sum of $500,000 against delivery of the first block of 100,000 shares of the Company subject to the terms and conditions of this offer (the "first closing").

1.3 Upon acceptance of the offer and in addition to the delivery of the 100,000 shares of FiberCore to the Purchaser, the Company shall:

         a) deliver into escrow 85,000 shares of FiberCore in consideration of the Purchaser and its partners agreeing to enter into a contract for the exclusive supply of FiberCore products to the MEFC Joint Venture. The escrowed shares are to be released to the Purchaser upon the completion and execution of the product supply contract between the Company and MEFC.

         b) deliver into escrow 150,000 warrants, granting the Purchaser the right to purchase 150,000 common shares of FiberCore for a purchase price of $6.00 per share exercisable in whole or in part at any time within a 2 year period. The escrowed warrants to be delivered as further consideration for the purchaser and its partners agreeing to enter into the contract for the exclusive supply of FiberCore products to the MEFC Joint Venture. The warrants are to be delivered to the Purchaser immediately following execution of the product supply agreement by the MEFC Joint Venture.


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         c)       deliver into escrow  65,000 shares of FiberCore to be released to the purchaser immediately upon the Purchaser exercising its rights to purchase shares pursuant to the terms of the warrants referred to in clause 1.3 (b).

1.4 The offer for the second block of shares is conditional upon the parties hereto reaching an agreement as to the terms of a joint venture company, Middle East Fiber Cables Co. ("MEFC") to be formed in the Kingdom of Saudi Arabia to engage in the manufacture and sale of fiber optic products and to sell and distribute such products throughout the Middle East, Africa and Turkey.

1.5 Upon execution by all of the partners of MEFC of all of the documents required to complete the formation MEFC and to define the respective interests, obligation and restrictions on each of the joint venture partners including the exclusive product supply agreement with the Company, Purchaser will pay to the Company the further sum of $500,000 against delivery of the second block of 100,000 shares subject to the terms and conditions of this offer (the "second closing") and the Vendor shall cause to be delivered to the Purchaser:

         a)       the 85,000  shares of the  Company  referred  to in clause 1.3
                  (a);

         b)       the 150,000 warrants referred to in clause 1.3 (b);

         c) confirmation by the escrow agent that the 65,000 shares of the Company are being held for release to the purchaser pending exercise of the warrants referred to in clause 1.3 (b).

2.       Acceptance.

2.1 The Company agrees to sell to the Purchaser 200,000 Shares at the subscription price of $5.00 per Share in two blocks of 100,000 Shares each subject to the terms and conditions of this offer and to deliver the 150,000 shares of the Company and the 150,000 warrants referred to in clause 1.3 (a) (b) and (c) to an escrow agent approved by the purchaser. The Company further agrees that upon receipt of the purchase price of the second block of 100,000 shares the entire amount of the said purchase price ($500,000.00) for the said block of shares shall be invested in MEFC as a capital contribution to the joint venture by Company or its wholly owned subsidiary and the company or its subsidiary shall acquire a 20% interest in MEFC upon payment of the said funds.

3.       Delivery of Shares and Warrants.

3.1 At the first closing upon payment of the purchase price for the first block of 100,000 shares, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, an executed escrow agreement and a confirmation from the escrow agent that the shares and the warrants referred to in clause 1.3 have been delivered to the escrow agent for release pursuant to the terms of this Agreement. Within two business days prior to the first closing, the Purchaser shall notify the Company in writing of the names in which all shares and warrants are to be registered.


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3.2 At the second  closing and upon payment of the purchase price for the second block of Shares, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser or in such name or names as may be designated by the Purchaser and delivery of the shares referred to in clause 1.3 (a) and the warrants referred to in clause 1.3 (b) registered in the name of the Purchaser or in such name or names as may be designated by the Purchaser.

4.       Representations and Warranties of the Company.

4.l The Company hereby represents and warrants to, and covenants with the Purchaser as follows:

         (a) Organization and Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the state of Nevada and is in good standing under such laws. The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company has all requisite corporate power and authority for the ownership and operation of its properties and assets, and to carry on its business as presently conducted or now proposed to be conducted. The Company is duly qualified as a foreign corporation in each jurisdiction in which ownership of its property or the nature of its business requires such qualification and where the failure to be so qualified would be material to the Company.

         (b) Corporate Action. The Company has all the necessary corporate power and has taken the corporate action required to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its Director and Stockholders necessary for the authorization, execution, delivery, and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The issuance of the securities does not require any further corporate action, will not be subject to preemptive rights or other preferential rights in any present stockholders of the Company and will not conflict with any provisions of any agreement to which the Company is a party or by which it is bound.

         (c) Capitalization, Status of Capital Stock. The Company has a total authorized capitalization consisting of 20,000,000 shares of Common Stock, $.01 par value, of which 6,594,264 shares are issued and outstanding. All outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or other similar rights to subscribe for or purchase any securities. The Shares, when issued and delivered in accordance with the terms hereof will be duly authorized, validly issued, fully-paid and non-assessable. The Company will reserve 400,000 shares of its common stock for issuance under a Stock Option Plan. All issued and


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outstanding  warrants  options  or other  agreements  to  acquire  shares of the
Company are set forth in Schedules "A" and "B" hereof and these shares, when issued and delivered in accordance with the terms of the warrants, options or other agreements will be duly authorized, validly issued, fully paid and non-assessable. AMP Incorporated is lending $5,000,000 to the Company and has the right to convert the loan into common stock pursuant to the term sheet attached hereto as Schedule "B" subject to the approval of the Board of Directors of the both companies. Except as provided or described in this Stock Purchase Agreement, there is no other option, warrant, conversion privilege, or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the company's capital stock or other securities of the Company.

         (d) Disclosure. To the Company's knowledge and belief, neither this Agreement, the Private Placement Memorandum dated October 12th, 1994 (the "Memorandum") as supplemented by this Agreement nor any other agreement, document, certificate or written statement furnished to the Purchaser by or on behalf of the Company in connection with the transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact within the special knowledge of any of the executive officers of the Company which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects the business, properties, assets or condition of the Company.

         (e) Government Approvals. No authorization, consent, approval, license, exemption, from or filing of registration with any court of governmental department, commission, board, bureau, agency or instrumentality, domestic, or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the shares, or for the performance by the Company of its obligations under this Agreement, except for certain filing under state securities laws, the offer and sale of the shares will be exempt from the registration requirements of applicable federal and state securities laws.

         (f) Litigation. There is no material litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or against any officer, key employee or the Company, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency applicable to it. There are no actions or proceedings pending or threatened or any basis therefore known to the Company which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or in any of its properties or assets, or which might call into question the ability of the Company to consummate the transactions contemplated by this Agreement.

         (g) Compliance with Other Instruments. Neither the execution, issuance and delivery of this Agreement or the shares, nor the consummation by the Company of any transaction


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contemplated hereby or thereby,  constitutes or results in or will constitute or result in a default or violation of any term or provision of the charter and By-laws of the Company, as amended and in effect, and the terms and provisions of the mortgages, indentures, leases, agreements, and other instruments and of all judgments, decrees, governmental orders, statutes rules, or regulations by which the Company or its properties are bound.

         (h) Taxes. The Company has prepared and timely filed all federal, state and other tax return required by law to be filed by it, has paid or made provisions for the payment of all taxes known to be due and all additional assessments, and adequate provision has been made for all current taxes and other charges to which the Company is subject.

         (i) Indebtedness. Except for the accrued expenses of this offering, patent reviews and filing, or expenses incurred in the ordinary course of business since December 31, 1994, the Company has no outstanding indebtedness and it is not in default of any contract or agreement of the Company.

         (j) Financial Statements. The audited financial statements for the period ending December 31, 1993 attached to the Memorandum and the related statements of shareholders equity and cash flows and notes thereto, all of which are accompanied by the related audit opinion of the Company's independent certified public accountants, Mottle, McGrath & Company and unaudited Balance Sheet, Income Statement, Cash Flow and Administrative Expenses for period ending December 31st, 1994 have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the period covered by such statements and present fairly the Company's financial condition and results of operations and statements of cash flows as of the dates indicated. Except as otherwise disclosed herein, since December 31st, 1994 there has not been:

                  (i) any change in the assets, liabilities, financial condition, or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

                  (ii) any change, except in the ordinary course of business, in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise;

                  (iii)    any  damage,  destruction,  or loss,  whether or note
                           covered  by  insurance,   materially   and  adversely
                           affecting the properties or business of the Company;

                  (iv) any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (v)      any labor organization activity; or


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                  (vi)     to the best of the  Company's  knowledge,  any  other
                           event  or  condition  of  any  character   which  has
                           materially  and  adversely   affected  the  Company's
                           assets,   liabilities,    financial   condition,   or
                           operations.

         (k) Patents and Other Intangible Rights. The Company owns, or is licensed to use, rights to all patents, trade names, service marks, trademarks, copyrights, and other intellectual property necessary to carry on its business as currently conducted or proposed to be conducted as described in the Memorandum, with any such licensed rights being adequate both in scope and duration for such purposes. Except as may be disclosed in the Memorandum, to the best of its knowledge the Company is not infringing upon or otherwise acting adversely to any right or claimed right of any person under or with respect to any patents, patent rights, trademarks, service marks, copyrights, trade names, or any other third-party rights except for such infringement or other adverse action which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company.

5.       Purchaser Representations

5.1 In connection with this subscription, the Purchaser hereby makes the following acknowledgment and representations:

         (a) The execution of this Share Purchase Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered, and constitutes a valid, legal, binding, and enforceable agreement of the Purchaser;

         (b) The Purchaser is acquiring the Shares for it own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act");

         (c) The Purchaser understands that because the Shares have not been registered under the Act, it cannot dispose of any of the Shares unless such Shares are subsequently registered under the Act or exemptions from such registration are available. The Purchaser acknowledges, and understand that, it has no right to require the Company to register the Shares. The Purchaser further understands that the Company may, as a condition to the transfer of any of the Shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Act, unless such transfer is covered by an effective registration statement under the Act. The Purchaser understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of counsel satisfactory to the corporation that registration is not required under such Act.

         (d) The Purchaser understands the offering is being made pursuant to the exemption from registration with the Securities and Exchange Commission (the "Commission") afforded by Section 4 (2) of the Act and/or Regulation D adopted by the Commission relating to transactions by an issuer not involving any public offering, and similar federal, state, and foreign laws or policies. Consequently, the memorandum and related offering materials have not been subject to review and comment by the staff of the commission or by any state or foreign securities commission.

         (e) The Purchaser acknowledges that during the course of this transaction and prior to sale, it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of its investment, and to obtain any additional information of the same kind that is specified in Part I of a Registration Statement on Form SB-2 under the Act, or that is necessary to verify the accuracy of the other information obtained. The Purchaser or its purchaser representative has examined the Memorandum and other information furnished by the Company and, through discussions and examination of such materials as the Purchaser has requested, has obtained sufficient information upon which to make an investment decision. The Purchaser is familiar with the type of investment which the shares constitute, and has reviewed the merit and risks of this investment to the extent deemed advisable by the Purchaser. The Purchaser has such knowledge and experience in financial and business affairs that it is capable of evaluation the merits and risks of investing in the shares, and acknowledges that it is able to bear the economic risks of this investment. Further, the Purchaser understands all matters in this Agreements.

         (f) The investment in the Company by the Purchaser does not constitute a principal portion of the Purchaser's total assets and the Purchaser is able to afford a complete loss of the investment contemplated herein.

6.       Covenants of the Company

6.1 Annual Reports. The Company agrees to use its best efforts to deliver to the Purchaser, as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, a consolidated balance sheet of the Company as at the end of such fiscal year, a consolidated Statement of Cash Flow of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants selected by the Company.

6.2 Quarterly Reports. The Company agrees to deliver to the Purchaser as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year and in any event within 60 days thereafter, a consolidated balance sheet of the Company as at the end of such period, a consolidated statement of operations and a consolidated statement of Cash Flow of the Company for such period, in each case prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified, subject to changes resulting from audit adjustments, by the principal financial or accounting officer of the Company.

6.3 Inspection. The Company agrees to permit any authorized representative of the Purchaser to visit the Company to discuss its affairs and finances with its officers, all upon reasonable notice to the Company, at such reasonable times and as often as may be reasonably requested.

6.4 Purchaser's Right to Receive Reports. The Company shall deliver the reports or give the rights specified in Paragraph 6.1, 6.2, and 6.3 to the Purchaser until the earlier of: (i) the closing date of the Company's first underwritten public offering pursuant to an effective registration statement filed under the Act; or (ii) until the Purchaser no longer holds any shares.

7.       No Waiver

7.1 Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser, the Purchaser does not thereby or in any other manner waive any rights granted to it under federal and state securities laws.

8.       Survival of Representation Warranties and Agreements

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations, and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the shares being purchased and the payment therefor.

9.       Conditions to Obligations of Purchaser

         The obligation of the Purchaser to purchase the Shares on the dates of the first closing and the second closing is subject to the fulfillment on or prior to each such closing of the following conditions, any or all of which may be waived at the option of the Purchaser:

9.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects on the date of the first closing and the second closing with the same force and affect as if they had been made on and as of the said dates.

9.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of the first closing and second closing shall have been performed or complied with in all material respects.

9.3 Opinion of Company's Counsel. The Purchaser shall have received from Cadwalader, Wickersham & Taft, counsel to the Company, an opinion addressed to it, dated the date of each closing substantially to the effect that:

         (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and conduct its business;

         (b) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.01 per value per share;

         (c) The certificates evidencing the Shares to be delivered hereunder are in due and proper form under Nevada law, and when duly authorized and delivered to the Purchaser or upon the Purchaser's order against payment of the agreed consideration therefor in accordance with the provision of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or, to such counsel's knowledge, in violation of any other rights to subscribe for or purchase securities;

         (d) Assuming compliance by the Company and by the Purchaser with this Agreement, the offer, sale and issuance of the Shares in conformity with the terms of the Agreement will not require registration under the U.S. Securities Act of 1933 as amended;

         (e) The Company has the requisite corporate power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by it; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

         (f)  The  execution  and   performance   of  this   Agreement  and  the
consummation of the transactions herein contemplated will not violate any statute, rule or regulation, or, to such counsel's knowledge, any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property;

9.4 No Order Pending. There shall not then be in affect any order enjoining or restraining the transactions contemplated by this Agreement.

9.5 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares.

9.6 Certificate Regarding Corporate Authority. The Company shall have delivered to the Purchaser the resolutions of the company's Board of Directors authorizing the execution and performance of this Agreement, in each case certified to be a true and correct copy by the Secretary of the Company, together with the certification that each resolution and actions have not been modified or amended and remain in full force and effect.


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9.7 Compliance Certificate.  The Company shall have delivered to the Purchaser a certificate executed on behalf of the Company by the Chairman of the Board and Chief Executive Officer and Chief Financial Officer of the Company on each closing date certifying to the fulfillment of the conditions specified in Sections 9.1 and 9.2.

10.      Conditions to Obligations of the Company.

         The Company's obligation to sell and issue the shares at each Closing is subject to the fulfillment on or prior to such closing of the following conditions, any or all of which may be waived at the option of the Company:

10.1 Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects on the date of such closing with the same force and affect as if they had been made on and as of that date.

10.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the date of such closing shall have been performed or complied with in all material respects.

10.3 No Order Pending. There shall not then be in affect any order enjoining or restraining the transactions contemplated by this Agreement.

10.4 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares.

11.      Transferability

11.1 The Purchaser agrees not to transfer or assign this Share Purchase Agreement, or any of its interest herein, and further agrees that any assignment or transfer of the shares shall be made only in accordance with applicable securities laws and that an appropriate legend with respect there to may be placed by the Company on any certificate evidencing such Shares.

12.      Miscellaneous

12.1 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered to the Purchaser at:

         Middle East Specialized Cables Co.,
         P.O. Box 60536
         Riyadh 11555, Saudi Arabia
         or sent by facsimile transmission to #966-1-493-5818 and to the Company at:

         174 Charlton Road
         P.O. Box 206
         Sturbridge, MA 01566

or sent by facsimile transmission to (508) 347-2778

12.2 Governing Law. This Share Purchase Agreement shall be construed in accordance with the governed by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws.

12.3 Entire Agreement. This Share Purchase Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

12.4 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by the Purchaser.

12.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.6 Severability. In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts, have been signed by each party hereto and delivered to the other party.

12.8 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, firm or other entity may require in the context thereof.

         IN WITNESS WHEREOF that parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

                                     MIDDLE EAST SPECIALIZED CABLES CO.

                                     per:___/s/___________________________


                                     FIBERCORE, INC.

                                     per:___/s/___________________________

                                     Witness: ___/s/_______________________
                                                       Charles DeLuca